Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS STRONG THIRD-QUARTER 2018 RESULTS

MIDPOINT OF FULL-YEAR ADJUSTED EPS GUIDANCE ($2.05) REAFFIRMS LOW-END OF PREVIOUS RANGE

ANNOUNCES $50 MILLION SHARE REPURCHASE PROGRAMSIGNIFICANT BUSINESS AWARD FOR SHIFT-BY-WIRE PROGRAM

2018 Third-Quarter Results

•	Earnings per diluted share attributable to Stoneridge, Inc. (“EPS”) of $0.46
•	Adjusted EPS of $0.47 (adjustments related to the step-up in the fair value of the earn-out related to the PST transaction, certain business realignment costs and a gain related to the impact of the U.S. Tax Cuts and Jobs Act)
•	Sales of $208.9 million, an increase of 2.6% over Q3 2017
•	Gross profit of $63.3 million (30.3% of sales), an increase of 1.2% over Q3 2017 gross profit
•	Operating income of $18.3 million
•	Adjusted operating income of $18.7 million (9.0% of sales), an increase of 20.1%, or 130 basis points, over Q3 2017
•	Adjusted EBITDA of $25.4 million (12.2% of sales), an increase of 11.6%, or 100 basis points, over Q3 2017

Adjusted EPS Guidance Midpoint of $2.05

•	Midpoint of full-year Adjusted EPS guidance ($2.05) reaffirms low-end of previously provided range
•	Midpoint 4.6% annual revenue growth and EBITDA margin expansion of 90 basis points relative to 2017
•	Continued margin expansion and a reduced tax rate relative to prior expectations expected to partially offset reduced production forecasts, unfavorable forecasted currency rates and tariff impacts

Announces $50 Million Share Repurchase Program

•	Announcing share repurchase authorization to buy back up to approximately 8%[1] of outstanding shares ($50 million) over 18 month period

NOVI, Michigan – October 26, 2018 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the third quarter ended September 30, 2018, with sales of $208.9 million and earnings per diluted share of $0.46. Adjusted EPS was $0.47 for the third quarter, considering adjustments related to the step-up in the fair value of the earn-out related to the PST transaction in 2017, certain business realignment costs and a gain related to the impact of the U.S. Tax Cuts and Jobs Act, which have been removed to reflect normalized earnings.

For the third quarter of 2018, Stoneridge reported gross profit of $63.3 million (30.3% of sales). Operating income was $18.3 million and adjusted operating income was $18.7 million (9.0% of sales). Adjusted EBITDA was $25.4 million (12.2% of sales).

Jon DeGaynor, President and Chief Executive Officer, commented, “Stoneridge delivered another strong quarter of financial performance. In addition to our financial results, we are providing detail on an award for a new Shift-by-Wire program. This award is for three different platforms with a local Chinese OEM utilizing both traditional and hybrid-electric powertrains. The award has a peak annual revenue of $13 million and begins in 2020 with an expected life of seven years. This is our first Shift-by-Wire program that will be manufactured in China specifically for the local market and will help us establish a footprint for future actuation awards in the region. We believe that local preferences for a standalone Shift-by-Wire solution will drive double-digit market growth for both our Shift-by-Wire and Park-by-Wire products in China over the next five years.”

1 Based on stock price and market capitalization as of October 25, 2018 and authorization of $50 million share repurchase program by the Board of Directors

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Third Quarter in Review

Control Devices net sales of $110.0 million increased relative primarily as a result of an increase in sales volume in the commercial vehicle market partially offset by decreases in sales volume in the North American and China automotive market. Control Devices gross margin improved slightly due to a decrease in direct material and labor costs as a percentage of net sales. The segment’s operating income increased slightly primarily due to higher sales partially offset by higher SG&A expenses and D&D costs while adjusted operating margin of 15.2% increased slightly over Q3 2017.

Electronics net sales of $90.7 million increased primarily due to an increase in sales volume in the European and North American commercial vehicle markets and increased sales in the European and North American off-highway vehicle markets. These increases were partially offset by unfavorable foreign currency translation of $3.1 million. Electronics segment gross margin was consistent with the prior year as higher sales, lower labor and overhead costs as a percentage of sales and a favorable mix related to Orlaco product sales were offset by higher direct material costs as a percentage of net sales. The segment’s operating income increased primarily due to the higher sales and lower SG&A expenses. This increase was partially offset by higher allocated direct support costs from unallocated corporate for procurement and manufacturing activities resulting in adjusted operating margin for the segment of 10.3% relative to 8.4% in Q3 2017.

PST net sales of $18.9 million decreased primarily due to lower volumes for alarm and audio products and sales in the Argentina market as well as an unfavorable foreign currency translation that decreased sales by $5.1 million. This reduction was partially offset by a slight increase in sales of new products to factory-authorized dealer installers and higher sales of monitoring products. PST gross margin decreased due to the adverse impact of U.S.-denominated material purchases partially offset by a favorable sales mix. PST adjusted operating margin increased from 5.8% in Q3 2017 to 6.5% in the current quarter primarily due to lower SG&A costs as a percentage of sales.

Share Repurchase Program

Bob Krakowiak, Chief Financial Officer, commented, “In addition to strong financial performance in the quarter and a key business award for our Shift-by-Wire product in China, we are announcing that the Company’s Board of Directors has authorized a share repurchase program for up-to $50 million over the next 18 months. We have tremendous confidence in our business and we believe that this share repurchase program, which could result in the Company repurchasing up to approximately 8% of our outstanding shares given the current share price, is a prudent way to increase shareholder value. We will utilize our strong balance sheet, low cost of debt and strong cash flow profile to return capital to shareholders while we continue to evaluate opportunities to put our capital to use through organic or inorganic investments.”

The Company's common shares may be repurchased from time to time at prevailing prices, subject to market conditions, common share price and other considerations. The repurchases may be made from time to time in either open market transactions or in privately negotiated transactions. No assurance can be given as to the times when the common shares will be repurchased or to whether and to what extent the common shares repurchase will be consummated.

Cash and Debt Balances

As of September 30, 2018, Stoneridge had cash and cash equivalent balances totaling $60.7 million. Total debt as of September 30, 2018, was $104.0 million. Total debt less cash and cash equivalents yields a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 0.4x.

2018 Outlook

The Company is reaffirming the low-end of the previously provided Adjusted EPS range with full-year midpoint guidance of $2.05. Continued margin expansion and a reduced tax rate relative to prior expectations are expected to partially offset reduced production forecasts, unfavorable forecasted currency rates and additional tariff impacts for the remainder of the year.

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Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2018 third-quarter results can be accessed at 9:00 a.m. Eastern Time on Monday, October 29, 2018, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, motorcycle, off-highway and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

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The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2017 and 2018 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share, and adjusted EBITDA should not be considered in isolation or as a substitute for gross profit, operating income, net income, earnings per share, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and Corporate Development (Matthew.Horvath@Stoneridge.com)

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2018	2017	2018	2017

Net sales	$208,853	$203,582	$655,385	$617,004

Costs and expenses:
Cost of goods sold	145,568	141,033	456,713	429,890
Selling, general and administrative	32,589	37,277	105,106	107,247
Design and development	12,384	11,976	39,226	35,731

Operating income	18,312	13,296	54,340	44,136

Interest expense, net	1,155	1,508	3,679	4,436
Equity in earnings of investee	(249)	(465)	(1,435)	(1,200)
Other expense (income), net	647	395	(216)	1,190

Income before income taxes	16,759	11,858	52,312	39,710

Provision for income taxes	3,467	3,809	10,520	13,569

Net income	13,292	8,049	41,792	26,141

Net loss attributable to noncontrolling interest	-	-	-	(130)

Net income attributable to Stoneridge, Inc.	$13,292	$8,049	$41,792	$26,271

Earnings per share attributable to Stoneridge, Inc.:
Basic	$0.47	$0.29	$1.47	$0.94
Diluted	$0.46	$0.28	$1.44	$0.92

Weighted-average shares outstanding:
Basic	28,453	28,136	28,384	28,026
Diluted	29,065	28,652	29,073	28,613

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CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in thousands)	2018	2017
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$60,655	$66,003
Accounts receivable, less reserves of $1,199 and $1,109, respectively	150,393	142,438
Inventories, net	86,755	73,471
Prepaid expenses and other current assets	22,107	21,457
Total current assets	319,910	303,369

Long-term assets:
Property, plant and equipment, net	111,012	110,402
Intangible assets, net	63,052	75,243
Goodwill	37,155	38,419
Investments and other long-term assets, net	28,123	31,604
Total long-term assets	239,342	255,668
Total assets	$559,252	$559,037

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of debt	$1,808	$4,192
Accounts payable	91,272	79,386
Accrued expenses and other current liabilities	52,663	52,546
Total current liabilities	145,743	136,124

Long-term liabilities:
Revolving credit facility	101,000	121,000
Long-term debt, net	1,218	3,852
Deferred income taxes	17,170	18,874
Other long-term liabilities	24,722	35,115
Total long-term liabilities	144,110	178,841

Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized,
28,966 and 28,966 shares issued and 28,483 and 28,180 shares outstanding at
September 30, 2018 and December 31, 2017, respectively, with no stated value	-	-
Additional paid-in capital	230,229	228,486
Common Shares held in treasury, 483 and 786 shares at September 30, 2018
and December 31 2017, respectively, at cost	(8,875)	(7,118)
Retained earnings	133,803	92,264
Accumulated other comprehensive loss	(85,758)	(69,560)
Total shareholders' equity	269,399	244,072
Total liabilities and shareholders' equity	$559,252	$559,037

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Nine months ended September 30, (in thousands)	2018	2017

OPERATING ACTIVITIES:
Net income	$41,792	$26,141
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,073	15,922
Amortization, including accretion of deferred financing costs	5,112	4,993
Deferred income taxes	2,399	6,233
Earnings of equity method investee	(1,435)	(1,200)
(Loss) gain on sale of fixed assets	(21)	6
Share-based compensation expense	4,214	5,713
Tax benefit related to share-based compensation expense	(879)	(759)
Change in fair value of earn-out contingent consideration	1,918	4,645
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(15,145)	(18,232)
Inventories, net	(18,041)	(6,564)
Prepaid expenses and other assets	(1,086)	1,530
Accounts payable	15,280	11,611
Accrued expenses and other liabilities	(3,543)	1,079
Net cash provided by operating activities	47,638	51,118

INVESTING ACTIVITIES:
Capital expenditures	(22,816)	(24,892)
Proceeds from sale of fixed assets	44	66
Insurance proceeds for fixed assets	1,403	-
Business acquisition, net of cash acquired	-	(77,258)
Net cash used for investing activities	(21,369)	(102,084)

FINANCING ACTIVITIES:
Acquisition of noncontrolling interest, including transaction costs	-	(1,848)
Revolving credit facility borrowings	27,500	91,000
Revolving credit facility payments	(47,500)	(32,000)
Proceeds from issuance of debt	369	2,557
Repayments of debt	(4,372)	(10,307)
Other financing costs	-	(61)
Repurchase of Common Shares to satisfy employee tax withholding	(4,206)	(2,222)
Net cash (used for) provided by financing activities	(28,209)	47,119

Effect of exchange rate changes on cash and cash equivalents	(3,408)	4,249
Net change in cash and cash equivalents	(5,348)	402
Cash and cash equivalents at beginning of period	66,003	50,389

Cash and cash equivalents at end of period	$60,655	$50,791

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,899	$4,286
Cash paid for income taxes, net	$14,899	$5,745

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q3 2018 Adjusted EPS

(USD in millions)	Q3 2018	Q3 2018 EPS
Net Income Attributable to Stoneridge	$13.3	$0.46

Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.02
Less: After-Tax Impact of US Tax Cut and Jobs Act	(0.1)	(0.00)
Add: After-Tax Business Realignment Costs	(0.1)	(0.00)
Adjusted Net Income	$13.6	$0.47

Exhibit 2 – Adjusted Operating Income by Segment

Reconciliation of Control Devices Adjusted Operating Income

(USD in millions)	Q3 2017	Q3 2018
Control Devices Operating Income	$16.2	$16.3

Add: Pre-Tax Allocation of Centralized Procurement and Operations Functions		0.4
Control Devices Adjusted Operating Income	$16.2	$16.7

Reconciliation of Electronics Adjusted Operating Income

(USD in millions)	Q3 2017	Q3 2018
Electronics Operating Income	$4.9	$9.0

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	1.8
Add: Pre-Tax Allocation of Centralized Procurement and Operations Functions		0.4
Add: Pre-Tax Business Realignment Costs		(0.1)
Electronics Adjusted Operating Income	$6.7	$9.3

Reconciliation of PST Adjusted Operating Income

(USD in millions)	Q3 2017	Q3 2018
PST Operating Income	$1.0	$0.7

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.5
Add: Pre-Tax Allocation of Centralized Procurement and Operations Functions		0.1
PST Adjusted Operating Income	$1.5	$1.2

Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income

(USD in millions)	Q3 2017	Q3 2018
Operating Income	$13.3	$18.3

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	1.8
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.5
Add: Pre-Tax Business Realignment Costs		(0.1)
Adjusted Operating Income	$15.6	$18.7

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Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA

(USD in millions)	Q4 2017	Q1 2018	Q2 2018	Q3 2018	TTM Q3 2018
Income Before Tax	$12.9	$16.6	$18.9	$16.8	$65.2
Interest expense, net	1.3	1.4	1.2	1.2	5.0
Depreciation and amortization	7.3	7.8	7.1	7.1	29.2
EBITDA	$21.5	$25.8	$27.2	$25.0	$99.4
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	0.9	0.4			1.3
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	1.9	0.5	0.5	0.5	3.5
Add: Pre-Tax Business Realignment Costs	1.2	0.2	0.4	(0.1)	1.7
Less: Pre-Tax PP&E Gain on Insurance Proceeds	(1.9)				(1.9)
Adjusted EBITDA	$23.5	$26.9	$28.1	$25.4	$104.0

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